Exhibit 5.1

July 7, 2014

Trupanion, Inc.

907 NW Ballard Way

Seattle, WA 98107

Gentlemen and Ladies:

At your request, we have examined the Registration Statement on Form S-1 (File Number 333-196814) (the “Registration Statement”) filed by Trupanion, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on June 16, 2014, as amended, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 8,193,750 shares of the Company’s Common Stock (the “Stock”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

1.	The Company’s Amended and Restated Certificate of Incorporation, as amended, certified by the Delaware Secretary of State on February 28, 2014 (the “Restated Certificate”) and the Restated Certificate of Incorporation that the Company intends to file and that will be effective upon the completion of the sale of the Stock (the “Post-Effective Restated Certificate”).

2.	The Company’s Bylaws, adopted by the Company’s Board of Directors (the “Board”) on April 4, 2006 (the “Bylaws”) and the Amended and Restated Bylaws that the Company has adopted in connection with, and that will be effective upon the completion of the sale of the Stock (the “Post-Effective Bylaws”).

3.	The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

4.	The preliminary prospectus prepared in connection with the Registration Statement (the “Prospectus”).

5.	Minutes of meetings and actions by written consent of the Company’s Board and stockholders (the “Stockholders”) at which, or pursuant to which, the Restated Certificate, the Post-Effective Restated Certificate, the Bylaws, and the Post-Effective Bylaws were approved.

6.	Minutes of meetings and actions by written consent of the Board and Stockholders at which, or pursuant to which, the sale and issuance of the Stock were approved.

7.	The stock records for the Company that the Company has provided to us (consisting of a list of stockholders, a list of option and warrant holders respecting the Company’s capital and of any rights to purchase capital stock that was prepared by the Company and dated July 3, 2014 verifying the number of such issued and outstanding securities).

8.	A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 3, 2014, stating that the Company is qualified to do business and in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”).

9.	A Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed modification or amendment to any document referenced in clauses (5) and (6) above to us.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the Delaware General Corporation Law and reported judicial decisions relating thereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have also relied upon the Certificate of Good Standing and representations made to us by the Company.

In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

Based upon the foregoing, we are of the following opinion:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) the up to 8,193,750 shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Company’s Board and to be adopted by the Pricing Committee of the Company’s Board, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP

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